As filed with the Securities and Exchange Commission on March 31, 2021.

Registration No. 333-254238

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SDCL EDGE Acquisition Corporation
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1583135
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1120 Avenue of the Americas, 4th Floor

New York, New York 10036
(212) 488-5509
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

1120 Avenue of the Americas, 4th Floor

New York, New York 10036
(212) 488-5509
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lorenzo Corte Skadden, Arps, Slate, Meagher & Flom (UK) LLP 40 Bank Street London E14 5DS United Kingdom +44 (0)20 7519 7000	Gregg Noel Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, California 94301 USA (650) 470-4500	Reuven B. Young Derek J. Dostal Davis Polk & Wardwell London LLP 5 Aldermanbury Square London EC2V 7HR United Kingdom +44 (0)20 7418 1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form S-1 (File No. 333-254238) of SDCL EDGE Acquisition Corporation (Registration Statement) is being filed as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.**
3.1	Memorandum and Articles of Association.*
3.2	Form of Amended and Restated Memorandum and Articles of Association.**
4.1	Specimen Unit Certificate.*
4.2	Specimen Class A Ordinary Share Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom (UK) LLP.**
5.2	Opinion of Maples and Calder, Cayman Islands Counsel to the Registrant.**
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.2	Form of Registration Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.*
10.3	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor.*
10.4	Form of Indemnity Agreement.*
10.5	Form of Administrative Services Agreement between the Registrant and the Sponsor.*
10.6	Amended and Restated Promissory Note, dated as of March 7, 2021, between the Registrant and the Sponsor.*
10.7	Securities Subscription Agreement, dated February 23, 2021, between the Registrant and the Sponsor.*
10.8	Form of Letter Agreement between the Registrant, the Sponsor and each director and executive officer of the Registrant.*
23.1	Consent of Marcum LLP.*
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom (UK) LLP (included on Exhibit 5.1).**
23.3	Consent of Maples and Calder (included on Exhibit 5.2).**
24	Power of Attorney (included on signature page).*
99.1	Consent of Steven J. Gilbert*
99.2	Consent of William Kriegel*
99.3	Consent of Michael Naylor*
99.4	Consent of Ana Maria Machado Fernandes*

*	Filed previously.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom on the 31th day of March 2021.

SDCL EDGE ACQUISITION CORPORATION

By:	/s/ Jonathan Maxwell
Name:	Jonathan Maxwell
Title:	Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Jonathan Maxwell and Michael Feldman, each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jonathan Maxwell	Chairman of the Board of Directors and Co-Chief	March 31, 2021
Jonathan Maxwell	Executive Officer (Principal Executive Officer) and Director

*	Co-Chief Executive Officer	March 31, 2021
Michael Feldman

/s/ Ned Davis	Chief Financial Officer (Principal Accounting Officer)	March 31, 2021
Ned Davis	and Chief Operating Officer

*	Director	March 31, 2021
Lolita Jackson

*By:	/s/ Jonathan Maxwell
Jonathan Maxwell
Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of SDCL EDGE Acquisition Corporation in the City of New York, New York on the 31th day of March, 2021.

U.S. DULY APPOINTED REPRESENTATIVE SDCL EDGE ACQUISITION CORPORATION.

By:	/s/ Ned Davis
	Name:	Ned Davis
	Title:	Chief Financial Officer